UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2017, the Board of Directors (the “Board”) of Idera Pharmaceuticals, Inc. (“Idera” or the “Company”) authorized the Company to enter into an Indemnification Agreement with each of the Company’s directors and officers (the “Indemnification Agreements”). In general, the Indemnification Agreements provide that the Company will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of the Company or in connection with their service at our request for another corporation or entity. The Indemnification Agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or officer.

The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2017.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on March 7, 2017, the Board authorized the Company to enter into a Severance and Change of Control Agreement with each of the Company’s executives (the “Agreement”).

The Agreement provides that if the Company consummates a Change of Control (as defined therein), it will employ the executive for a period of 24 months from the date of the consummation of the Change of Control.  Pursuant to the Agreement, during such period (the “Employment Period”), (i) the executive’s position and duties for the Company will be commensurate with the most significant of the duties and positions held by the executive during the 90 day period preceding the date of the consummation of the Change of Control; (ii) the executive’s annual base salary will equal at least 12 times the highest monthly base salary paid to the executive during the 12 months prior to the date of the Change of Control; (iii) the executive will be entitled to an annual bonus equal to at least the greatest of (a) the average bonus paid to the executive in respect of the three fiscal years immediately preceding the fiscal year in which the Change of Control occurs, (b) the annual bonus paid for the fiscal year immediately preceding the fiscal year in which the Change of Control occurs and (c) 100% of the target bonus for (1) the fiscal year immediately preceding the fiscal year in which the Change of Control occurs, (2) the fiscal year in which the Change of Control occurs or (3) any fiscal year following the fiscal year in which the Change of Control occurs and prior to the then-current fiscal year, whichever is highest, and (iv) the executive will be entitled to certain other benefits as are consistent with the benefits paid to the executive during the year prior to the change of control.

The Agreement also provides that if an executive is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Agreement) during the Employment Period, such executive will be entitled to receive the following:

(i) 100% of such executive’s target bonus for the fiscal year in which the termination occurs prorated for the portion of the year worked;

(ii) a lump sum payment equal to 150% of the sum of (a) such executive’s annual base salary for the fiscal year immediately preceding the fiscal year in which the termination occurs and (b) the greatest of (1) the average bonus paid to the executive in respect of the three fiscal years immediately preceding the fiscal year in which the termination occurs, (2) the annual bonus paid for the fiscal year immediately preceding the fiscal year in which the termination occurs and (3) 100% of the target bonus for the fiscal year immediately preceding the fiscal year in which the termination occurs or the fiscal year in which the termination occurs, whichever is higher; and

(iii) a lump sum payment equal to 150% of the Company’s share of the annual premium for group medical and/or dental insurance coverage that was in place for the executive immediately prior to the date of termination.

In addition, all outstanding stock options, restricted stock or stock appreciation rights held by the executive as of the date of termination will be automatically vested in full as of the date of termination, and the executive will have the ability to exercise any such options or stock appreciation rights for the longer of the period of time provided for in the applicable equity award agreement or plan, or the shorter of one year after the date of termination or the remaining term of the applicable equity award.

If the executive is terminated without “cause” or resigns for “good reason,” prior to the date of a Change of Control, such executive will be entitled to the following under the Agreement:

(i) an amount equal to the greater of (x) the average bonus paid to the executive in respect of the three fiscal years immediately preceding the fiscal year in which the termination occurs, and (y) the annual bonus paid for the fiscal year immediately preceding the fiscal year in which the termination occurs prorated for the portion of the fiscal year worked;

(ii) continued payment of the executive’s base salary for a period of one year from the date of termination and

(iii) if the executive elects to continue receiving group medical and/or dental insurance under the continuation coverage rules known as COBRA (to the extent the executive previously participated in such group insurance plans immediately prior to the date of termination), payment by the Company of its share of the premium for such coverage that it pays for active and similarly-situated employees who receive the same type of coverage for a period of one year from the date of termination.

The Company’s obligation to pay severance and benefits under the Agreement is subject to and conditioned upon the executive executing a general release in favor of the Company.

The Agreement expires on December 31, 2018, but commencing on December 31, 2017 and each anniversary thereof, unless notice of termination has been provided by a party, the term of the Agreement will automatically be extended by one year so as to extend the term from the renewal date for two years.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: March 13, 2017	By:	/s/ Mark J. Casey
Mark J. Casey Senior Vice President, General Counsel and Secretary